Exhibit 99.1

Contact:

Investors	Media
Eugenia Shen	Susan Berg
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 506-6570	(415) 506-6594

For Immediate Release:

BioMarin Announces Third Quarter 2008 Financial Results

Well-Positioned for Continued Long-Term Growth

Conference Call and Webcast to Be Held Today at 5:00 p.m. ET (22:00 CET)

Financial Highlights ($ in millions, except per share data)

Item	Q3 2008	Q3 2007 Comparison
Total BioMarin Revenue	$72.6	190.5% increase
Naglazyme Net Product Revenue	$33.3	56.3% increase
Aldurazyme Net Sales by Genzyme	$38.2	18.3% increase
Aldurazyme BioMarin Net Product Revenue	$20.7	NA
Kuvan Net Product Revenue	$13.8	NA
GAAP Net Income (Loss)	$0.8, $0.01 per share	($5.2), ($0.05) per share
Non-GAAP Net Income (Loss)	$8.2, $0.08 per share	($0.2), ($0.00) per share

2008 Guidance Unchanged ($ in millions)

Item	Guidance
Total BioMarin Revenues*	$288 to $326
Total Net Product Revenues	$247 to $285
Naglazyme Net Product Revenue	$130 to $140
Aldurazyme Net Product Sales by Genzyme	$135 to $145
Aldurazyme Net Product Revenue to BioMarin	$72 to $80
Kuvan Net Product Revenue	$45 to $65
Net Income (GAAP)*	$30 to $42
Net Income (non-GAAP)*	$54 to $69

*	Assumes that the $30 million milestone for EU Kuvan approval will be earned in 2008

Novato, Calif., October 28, 2008 – BioMarin Pharmaceutical Inc. (Nasdaq: BMRN) today announced financial results for the third quarter ended September 30, 2008. Net income was $0.8 million ($0.01 per share) for the third quarter of 2008, compared to a net loss of $5.2 million ($0.05 per share) for the third quarter of 2007. Non-GAAP net income was $8.2 million ($0.08 per share) for the third quarter of 2008, compared to non-GAAP net loss of $0.2 million ($0.00 per share) for the third quarter of 2007. Non-GAAP net income/loss excludes non-cash stock compensation expense, which was $7.4 million for the three months ended September 30, 2008, compared to $5.0 million for the three months ended September 30, 2007. Net income for the nine months ended September 30, 2008 was $6.3 million ($0.06 per share), compared to a net loss of $18.4 million ($0.19 per share) for the nine months ended September 30, 2007. Non-GAAP net income was $24.1 million ($0.24 per share) for the nine months ended September 30, 2008, compared to non-GAAP net loss of $5.6 million ($0.06 per share) for the nine months ended September 30, 2007. Basic and diluted GAAP and non-GAAP earnings per share for the three and nine months ended September 30, 2008 were the same, except for non-GAAP diluted earnings per share for the nine months ended September 30, 2008, which was $0.23 per share. Non-cash stock compensation expense for the nine months ended September 30, 2008 and September 30, 2007 was $17.8 million and $12.8 million, respectively.

As of September 30, 2008, BioMarin had cash, cash equivalents, and short-term investments totaling $563.0 million.

“Our three growing commercial products contributed to healthy revenue growth during the third quarter of 2008 as compared to the third quarter of 2007. The international market for Naglazyme continues to expand at rates beyond our original expectations, with the largest increase in the absolute patient numbers in two years. The decline in sequential revenue resulted from ordering patterns from some customers outside the United States, and we still see tremendous potential in this product,” said Jean-Jacques Bienaimé, Chief Executive Officer of BioMarin.

Mr. Bienaimé continued, “As of October 24, 208 patients have been referred through the Kuvan free drug program, including patients in the pilot program. We are supporting a number of investigator-sponsored trials to generate additional data to support the use of Kuvan, as well as various patient communication and online efforts. Also, our partner Merck Serono received a positive CHMP opinion for Kuvan in late September which bodes well for potential approval by the end of the year. We are well on our way to achieving our first fully profitable year with a strong cash position and a full development pipeline. Going forward, we remain focused on the Kuvan launch, the continued geographic expansion of Naglazyme, and the timely development of the PEG-PAL, GALNS for MPS IVA and other promising pipeline programs.”

Net Product Revenue

Net product revenue from Naglazyme (galsulfase), an enzyme replacement therapy for mucopolysaccharidosis VI (MPS VI), was $33.3 million for the third quarter of 2008, an increase of 56.3 percent compared to Naglazyme net product revenue of $21.3 million for the third quarter of 2007. Net product revenue from Naglazyme for the nine months ended September 30, 2008 was $96.2 million, an increase of 58.7 percent from Naglazyme net product revenue of $60.6 million for the nine months ended September 30, 2007. BioMarin is directly commercializing Naglazyme in the United States, Western Europe, Brazil, and Turkey and through distributors in other international markets.

Net sales of Aldurazyme (laronidase), an enzyme replacement therapy for mucopolysaccharidosis I (MPS I) recorded by Genzyme, were $38.2 million for the third quarter of 2008, an increase of 18.3 percent compared to net sales by Genzyme of $32.3 million for the third quarter of 2007. Net sales of Aldurazyme recorded by Genzyme for the nine months ended September 30, 2008 were $113.7 million, an increase of 28.8 percent compared to net sales by Genzyme of $88.3 million for the nine months ended September 30, 2007.

Net product revenue to BioMarin related to Aldurazyme was $20.7 million for the third quarter of 2008. This reflects an increase in net product revenue from the amounts payable to BioMarin by Genzyme due to incremental product transfer revenue as transfers of product to Genzyme exceeded the amount of product shipped to third party customers by Genzyme during the third quarter of 2008. Net product revenue to BioMarin related to Aldurazyme was $58.1 million for the nine months ended September 30, 2008.

Beginning January 1, 2008, as a result of the restructuring of the joint venture with Genzyme, BioMarin receives a royalty of 39.5% to 50% of worldwide net sales. BioMarin recognizes a portion of this amount as product transfer revenue when product is released to Genzyme. This amount will eventually be credited against the calculated royalties earned when the product is sold by Genzyme to third parties.

Net product revenue from Kuvan (sapropterin dihydrochloride) Tablets, a product for the treatment of phenylketonuria (PKU), was $13.8 million for the third quarter of 2008 and $31.6 million for the nine months ended September 30, 2008.

Collaborative Agreement Revenues

Collaborative agreement revenues for the third quarter of 2008 were $2.4 million, compared to $3.1 million for the third quarter of 2007. Collaborative agreement revenues for the nine months ended September 30, 2008 were $7.4 million, compared to $10.8 million for the nine months ended September 30, 2007. Collaborative agreement revenues decreased in 2008 compared to 2007 due to less reimbursable Kuvan development expenses during the third quarter and first nine months of 2008.

2008 Financial Guidance Maintained

BioMarin estimates 2008 net sales of Naglazyme will be in the range of $130 million to $140 million.

Net sales of Aldurazyme by Genzyme are estimated to be in the range of $135 million to $145 million. BioMarin’s net product revenue related to Aldurazyme is estimated to be between $72 million and $80 million, which includes both the royalty earned on net sales by Genzyme and incremental product revenue related to the transfer of Aldurazyme inventory to Genzyme to meet future product demand.

BioMarin estimates 2008 Kuvan net sales to be in the range of $45 million to $65 million.

BioMarin estimates its Generally Accepted Accounting Principles (GAAP) net income for the fiscal year ending December 31, 2008 will be in the range of $30 million to $42 million, which assumes that the $30 million milestone for EU Kuvan approval will be earned in 2008. The net income estimate includes approximately $24 million to $27 million in non-cash stock compensation expense. Non-GAAP net income, excluding the impact of non-cash stock compensation expense, is estimated to be in the range of $54 million to $69 million.

Non-GAAP Financial Information and Reconciliation

The above results for the third quarter and first nine months of 2007 and 2008 and financial guidance for 2008 include actual and Management’s 2008 estimated net income, respectively, determined in accordance with GAAP and non-GAAP net income. As used in this release, non-GAAP income is net income calculated in accordance with GAAP, but excluding non-cash stock compensation expense, a non-GAAP financial measure. Stock compensation expense excluded in the calculation of non-GAAP net income was $7.4 million for the third quarter of 2008, $5.0 million for the third quarter of 2007, $17.8 million for the nine months ended September 30, 2008, $12.8 million for the nine months ended September 30, 2007 and $24.0 million to $27.0 million for Management’s estimate of 2008 net income. The reconciliation of this measure to the estimated GAAP net income is as follows (in millions):

	Q3 2008	Q3 2007	Nine months ended September 30, 2008	Nine months ended September 30, 2007	2008 Management Guidance
GAAP net income (loss)	$0.8	$(5.2)	$6.3	$(18.4)	$ 30.0 - $ 42.0
Non-cash stock compensation expense	7.4	5.0	17.8	12.8	24.0 - 27.0

Non-GAAP net income (loss)	$8.2	($0.2)	$24.1	$(5.6)	$ 54.0 - $ 69.0

Management believes that this non-GAAP information is useful to investors, taken in conjunction with BioMarin’s GAAP information because Management uses such information internally for its operating, budgeting and financial planning purposes, and to enhance investors’ overall understanding of the company’s prospects for the future.

Anticipated Upcoming Milestones

•	4Q08: Kuvan approval by EMEA and related $30 million milestone from Merck Serono

•	1Q09: Results from Phase 2 PAD trial

•	1Q09: Results from BH4+Vitamin C study

•	1Q09: Results from Phase 2 PAH trial

•	1Q09: Results from proteinuria in chronic kidney disease trial

•	1Q09: Initiation of Phase 1 trial for GALNS for MPS IVA

•	1Q09/2Q09: Results from PEG-PAL Phase 1 trial

•	1Q09/2Q09: Initiation of PEG-PAL Phase 2 trial

Upcoming Investor Conferences and Events

•	November 11-14: Credit Suisse Healthcare Conference

•	December 2-3: Piper Jaffray Healthcare Conference

BioMarin will host a conference call and webcast to discuss third quarter 2008 financial results today, Tuesday, October 28, at 5:00 p.m. ET (22:00 CET). This event can be accessed on the investor section of the BioMarin website at www.BMRN.com.

Date: October 28, 2008

Time: 5:00 p.m. ET (22:00 CET)

U.S. / Canada Dial-in Number: 800.299.9630

International Dial-in Number: 617.786.2904

Participant Code: 70952576

Replay Dial-in Number: 888.286.8010

Replay International Dial-in Number: 617.801.6888

Replay Code: 67493262

About BioMarin

BioMarin develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions. The company’s product portfolio comprises three approved products and multiple clinical and pre-clinical product candidates. Approved products include Naglazyme® (galsulfase) for mucopolysaccharidosis VI (MPS VI), a product wholly developed and commercialized by BioMarin; Aldurazyme® (laronidase) for mucopolysaccharidosis I (MPS I), a product which BioMarin developed through a 50/50 joint venture with Genzyme Corporation; and Kuvan® (sapropterin dihydrochloride) Tablets, for phenylketonuria (PKU), developed in partnership with Merck Serono, a division of Merck KGaA of Darmstadt, Germany. Other product candidates include 6R-BH4 for cardiovascular indications, which is currently in Phase 2 clinical development for the treatment of peripheral arterial disease and sickle cell disease, and PEG-PAL (PEGylated recombinant phenylalanine ammonia lyase), which is currently in Phase 1 clinical development for the treatment of PKU. For additional information, please visit www.BMRN.com. Information on BioMarin’s website is not incorporated by reference into this press release.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the expectations of revenue and sales related to Naglazyme, Kuvan, and Aldurazyme; the financial performance of the BioMarin as a whole; the timing of BioMarin’s clinical trials of 6R-BH4 for other indications, PEG-PAL and other product candidates; the continued clinical development and commercialization of Aldurazyme, Naglazyme, Kuvan, and its product candidates; and actions by regulatory authorities. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: our success in the continued commercialization of Naglazyme and Kuvan; Genzyme Corporation’s success in continuing the commercialization of Aldurazyme; results and timing of current and planned preclinical studies and clinical trials; our ability to successfully manufacture our products and product candidates; the content and timing of decisions by the U.S. Food and Drug Administration, the European Commission and other regulatory authorities concerning each of the described products and product candidates; the market for each of these products and particularly Aldurazyme, Naglazyme and Kuvan; actual sales of Aldurazyme, Naglazyme and Kuvan; Merck Serono’s activities related to Kuvan; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s 2007 Annual Report on Form 10-K, and the factors contained in BioMarin’s reports on Form 10-Q. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin® , Naglazyme® and Kuvan® are a registered trademarks of BioMarin Pharmaceutical Inc.

Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC.

BIOMARIN PHARMACEUTICAL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	December 31, 2007 (1)	September 30, 2008
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$228,343	$271,217
Short-term investments	357,251	291,752
Accounts receivable, net	16,976	51,135
Advances to BioMarin/Genzyme LLC	2,087	206
Inventory	32,445	68,094
Other current assets	7,195	14,609

Total current assets	644,297	697,013
Investment in BioMarin/Genzyme LLC	44,881	343
Other investments	—	4,659
Property, plant and equipment, net	76,818	110,716
Intangible assets, net	9,596	6,068
Goodwill	21,262	21,262
Restricted cash	2,889	6,219
Other assets	15,536	12,758

Total assets	$815,279	$859,038

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$49,907	$47,982
Current portion of acquisition obligation, net of discount	6,309	71,158
Deferred revenue	5,327	1,443
Other current liabilities	—	152

Total current liabilities	61,543	120,735
Convertible debt	497,375	497,240
Long-term portion of acquisition obligation, net of discount	66,553	—
Other long-term liabilities	2,082	3,162

Total liabilities	627,553	621,137

Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized at December 31, 2007 and September 30, 2008; 97,114,159 and 99,691,581 shares issued and outstanding at December 31, 2007 and September 30, 2008, respectively	97	100
Additional paid-in capital	794,917	841,657
Company common stock held by deferred compensation plan	—	(939)
Accumulated other comprehensive income (loss)	139	(1,818)
Accumulated deficit	(607,427)	(601,102)

Total stockholders’ equity	187,726	237,901

Total liabilities and stockholders’ equity	$815,279	$859,038

(1)	December 31, 2007 balances were derived from the audited consolidated financials.

BIOMARIN PHARMACEUTICAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2007 and 2008

(In thousands, except for per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Revenues:
Net product revenues	$21,325	$67,812	$60,600	$185,895
Collaborative agreement revenues	3,107	2,414	10,758	7,389
Royalty and license revenues	574	2,420	5,369	3,933

Total revenues	25,006	72,646	76,727	197,217

Operating expenses:
Cost of sales	4,460	14,063	13,135	40,844
Research and development	17,241	26,175	54,585	67,559
Selling, general and administrative	19,521	28,964	53,075	77,836
Amortization of acquired intangible assets	1,093	1,093	3,278	3,278

Total operating expenses	42,315	70,295	124,073	189,517

Income (loss) from operations	(17,309)	2,351	(47,346)	7,700
Equity in the income (loss) of BioMarin/Genzyme LLC	8,446	(572)	21,159	(1,692)
Interest income	7,948	3,407	18,549	13,157
Interest expense	(4,109)	(4,105)	(10,163)	(12,297)

Income (loss) before income taxes	(5,024)	1,081	(17,801)	6,868
Provision for income taxes	192	252	572	543

Net income (loss)	$(5,216)	$829	$(18,373)	$6,325

Net income (loss) per share, basic	$(0.05)	$0.01	$(0.19)	$0.06

Net income (loss) per share, diluted	$(0.05)	$0.01	$(0.19)	$0.06

Weighted average common shares outstanding, basic	96,199	99,537	95,523	98,705

Weighted average common shares outstanding, diluted	96,199	103,403	95,523	103,916

(1)	The following is the stock-based compensation expense included in the respective captions of the condensed consolidated statements of operations above:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Cost of sales	$136	$430	$416	$1,019
Selling, general and administrative expense	3,001	4,468	7,635	10,674
Research and development	1,864	2,501	4,767	6,118

Total stock-based compensation expense	$5,001	$7,399	$12,818	$17,811

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